



                                                       Exhibit 11
                                                       ----------
                   CONSOLIDATED RAIL CORPORATION
                   -----------------------------
                  EARNINGS PER SHARE COMPUTATIONS (1)
                  -------------------------------

                 ($ In Millions Except Per Share)

                                                  Year ended
                                              December 31, 1992
                                              -----------------
Primary
- -------
  Net income                                         $282

  Dividends declared on Series A ESOP
   convertible junior preferred stock
   (ESOP Stock), net of tax benefits                  (14)
                                                     ----
                                                     $268
                                                     ====
Fully Diluted
- ------------
  Net income                                          282

  Nondiscretionary adjustment (2)                      (7)
                                                     ----
                                                     $275
                                                     ====
Weighted average number of shares (3)
- ---------------------------------
  Primary
    Weighted average number of common
     shares outstanding                        80,823,000
    Effect of shares issuable under stock
     option plans                                 920,648
                                               ----------
                                               81,743,648
  Fully diluted                                ==========
    Weighted average number of common
     shares outstanding                        80,823,000
    ESOP Stock                                  9,966,200
    Effect of shares issuable under stock
     option plans                               1,066,993
                                               ----------
                                               91,856,193
                                               ==========
Income per common share (3)
- -----------------------
  Primary                                           $3.28
  Fully diluted                                      2.99


                                      Page 1 of 2

                                                        Exhibit 11
                                                        ----------



                     CONSOLIDATED RAIL CORPORATION
                    -------------------------------
                    EARNINGS PER SHARE COMPUTATIONS
                    -------------------------------


 Notes:  1.  Earnings per share computations are not presented for
             1994 and 1993 since Consolidated Rail Corporation became a wholly-owned subsidiary of Conrail Inc. on July 1, 1993, at which time Conrail Inc. became the publicly held entity.

         2. Represents the increase, net of income tax benefits, in ESOP-related expenses assuming conversion of all ESOP Stock to common stock.

         3. The Company's Board of Directors authorized a two-for-one common stock split which was effected in the form of a stock dividend distributed on September 15, 1992. The Board of Directors also declared a stock dividend on the ESOP Stock in the amount of one share of ESOP Stock for each share of ESOP Stock outstanding as of August 31, 1992 and which was distributed on September 15, 1992. All references with regard to the number of shares for common stock, ESOP Stock, and shares issuable under stock option plans and per share amounts have been restated to reflect the stock splits.







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